QUINTESSENCE PHOTONICS CORPORATION
FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCCOUNTING FIRM	1

FINANCIAL STATEMENTS:
Balance Sheet	2
Statements of Operations	3
Statements of Stockholders’ Equity	4
Statements of Cash Flows	5-6

NOTES TO FINANCIAL STATEMENTS	7-17

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Quintessence Photonics Corporation
Sylmar, California

We have audited the balance sheets of Quintessence Photonics Corporation (the “Company”) as of December 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quintessence Photonics Corporation as of December 31, 2005 and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $7,777,858 and used $6,574,614 of cash in operations for the year ended December 31, 2005 and had a working capital deficiency of $1,635,421 as of December 31, 2005, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinberg and Company, P.A.
Weinberg and Company, P.A

April 20, 2006
Los Angeles, California

QUINTESSENCE PHOTONICS CORPORATION
BALANCE SHEET
DECEMBER 31, 2005

ASSETS
2005
CURRENT ASSETS:
Cash and cash equivalents	$69,440
Accounts receivable, net
Commercial customers	331,332
Government contracts	15,669
Unbilled receivable	10,774
Inventory, net	419,099
Prepaid expenses and other current assets	198,449
Total Current Assets	1,044,763

CAPITALIZED LOAN FEES, net of accumulated amortization of $ 203,586	140,049

PROPERTY AND EQUIPMENT, net	4,391,019

OTHER ASSETS	129,414

TOTAL ASSETS	$5,705,245

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and other current liabilities	$940,766
Note payable related parties	343,200
Current portion of notes payable	1,396,218

Total Current Liabilities	2,680,184

NOTES PAYABLE , net of current portion	1,288,506

Total Liabilities	3,968,690

STOCKHOLDERS’ EQUITY:
Preferred Stock:
Series A convertible voting preferred stock, $0.0001 par value-3,222,203 shares authorized; 3,172,203 shares issued and outstanding; aggregate liquidation value of $9,029,992	8,903,937
Series B convertible voting preferred stock, $0.0001 par value-2,676,922 shares authorized; 2,525,468 shares issued and outstanding; aggregate liquidation value of $7,876,884	7,740,305
Series C convertible voting preferred stock, $0.0001 par value-2,000,000 shares authorized; 1,597,975 shares issued and outstanding; aggregate liquidation value of $5,992,406	5,200,109
Common stock, $0.0001 par value-50,000,000 shares authorized; 5,492,156 shares issued and outstanding	550
Common stock to be issued, 8,658,422 shares	866
Additional paid-in capital	12,704,574
Accumulated deficit	(32,813,786)

Total Stockholders’ Equity	1,736,555

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,705,245

The accompanying notes are an integral part
of the financial statements

QUINTESSENCE PHOTONICS CORPORATION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Year Ended December 31,
	2005	2004
REVENUE
Commercial customers	$594,161	$63,685
Government contracts	479,030	987,131
TOTAL REVENUE	1,073,191	1,050,816

COST OF REVENUE	1,009,477	786,605

GROSS PROFIT	63,714	264,211

OPERATING EXPENSES:
Research and development	4,753,356	3,451,538
General and administrative	2,896,873	2,056,516

Total operating expenses	7,650,229	5,508,054

LOSS FROM OPERATIONS	(7,586,515)	(5,243,843)

INTEREST INCOME	15,036	14,440
INTEREST EXPENSE	(294,831)	(182,847)

OTHER INCOME	88,452	72,831

NET LOSS	(7,777,858)	(5,339,419)

Preferred Stock Dividend	(10,823,028)	-

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	($ 18,600,886)	($ 5,339,419)

The accompanying notes are an integral part
of the financial statements

QUINTESSENCE PHOTONICS CORPORATION
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	CONVERTIBLE VOTING
	Preferred Stock A		Preferred Stock B		Preferred Stock C		Subscribed but not issued, Series C Preferred	Common Stock		Common Stock to	Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Stock	Shares	Amount	be issued	Capital	Deficit	Total

BALANCE-January 1, 2004	3,172,203	$8,903,937	2,525,468	$$7,743,273	-	$-	$-	5,166,156	$517	$-	$60,307	$(8,873,481)	$7,834,553
Issuance of common stock from exercise of options	-	-	-	-	-	-	-	15,000	2		5,698	-	5,700
Issuance of Series C preferred stock for cash, net of issuance of costs of $258,828	-	-	-	-	1,161,744	4,092,759	-	-	-		-	-	4,092,759
Issuance of Series C preferred stock in conversion of notes payable	-	-	-	-	83,380	313,184	-	-	-		-	-	313,184
Committed Series C preferred stock	-	-	-	-	-	-	102,000	-	-		-	-	102,000
Net loss	-	-	-	-	-	-	-	-	-		-	(5,339,419)	(5,339,419)
BALANCE-December 31, 2004	3,172,203	8,903,937	2,525,468	7,743,273	1,245,124	4,405,943	102,000	5,181,156	519		66,005	(14,212,900)	7,008,777

Issuance of common stock due to option exercise								90,000	9		32,391		32,400

Issuance of common stock for cash								221,000	22		215,478		215,500

Financing costs of Preferred Stock B				(2,968)									(2,968)

Issuance of Preferred Stock C					352,851	1,160,864	(102,000)						1,058,864

Fair value of loan discount of warrants issued to holders of Senior Secured Note Payable											596,400		596,400

Fair value of loan discount of warrants issued to holders of Subordinated Secured Convertible Notes											233,600		233,600

Fair value of loan discount of warrants issued to holders of related party note payable											313,600		313,600

Fair value of warrants issued in connection with preferred stock offering						(366,698)					366,698		-0-

Fair value of options issued to consultants											58,240		58,240

Preferred stock dividend to be paid in common stock										866	10,822,162	(10,823,028)	-0-

Net loss	-	-	-	-	-	-	-	-	-	-	-	(7,777,858)	(7,777,858)
BALANCE-December 31, 2005	3,172,203	$8,903,937	2,525,468	$7,740,305	1,597,975	$5,200,109	$--	5,492,156	$550	$866	$12,704,574	$(32,813,786)	$1,736,555

The accompanying notes are an integral part
of the financial statements

QUINTESSENCE PHOTONICS CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	($ 7,777,858)	($5,339,419)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,167,578	1,120,164
Fair value of options issued for services	58,240	-
Amortization of loan discount	265,727	-
Amortization of loan fees	142,501	-
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(214,385)	14,510
(Increase in unbilled receivables	(10,774)	-
(Increase) in inventory	(343,682)	(75,417)
(Increase) in prepaid expenses and other current assets	(103,709)	(4,647)
Increase in other assets	(28,471)	(27,498)
Increase (decrease) in accounts payable and other current liabilities	522,808	242,777
Increase (decrease) in deferred revenues	(118,389)	118,389

Net cash used in operating activities	(6,440,414)	(4,099,668)

CASH FLOWS FROM INVESTING ACTIVITY:
Purchase of property and equipment	(206,471)	(423,663)

Net cash used in investing activities	(206,471)	(423,663)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Increase) in capitalized loan fees	(134,200)	(209,435)
Proceeds from borrowing	1,780,000	3,250,000
Principal payments on long-term debt	(362,389)	(522,996)
Proceeds from exercise of options for common stock	32,400	5,700
Proceeds from issuance of common stock	215,500	-
Preferred stock issued for cash, net of issuance costs	1,055,896	4,194,759

Net cash provided by financing activities	2,587,207	6,927,463

NET CHANGE IN CASH AND CASH EQUIVALENTS	(4,059,678)	2,404,132

CASH AND CASH EQUIVALENTS, beginning of year	4,129,118	1,724,986

CASH AND CASH EQUIVALENTS, end of year	$69,440	$4,129,118

CASH PAID DURING THE YEARS FOR:
Taxes	$-	$-

Interest	$294,831	$140,584

See accountant’s review report and accompanying notes to financial statements.

QUINTESSENCE PHOTONICS CORPORATION
STATEMENTS OF CASH FLOWS - CONTINUED
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:

During 2005 the Company committed to issuing 8,658,422 of common stock to preferred stockholders accounted for as a stock dividend (see Note 8).

During 2005, the Company issued warrants with a fair value of $596,400 to holders of Senior Secured Notes Payable,

During 2005, the Company issued warrants with a fair value of $233,600 to holders of Subordinated Secured Convertible Notes,

During 2005, the Company issued warrants with a fair value of $313,600 to holders of Related Party Notes Payable

During 2005, the Company issued warrants with a fair value of $366,698 in connection with Preferred Stock Offering.

During 2004, the Company exchanged $300,000 principal and $13,184 interest of the notes payable for 83,380 shares of Series C convertible voting preferred stock. The Company also issued 20,250 shares of Series C convertible voting preferred stock for finders fees, valued at $50,625.

See accountant’s review report and accompanying notes to financial statements.

NOTE 1 -            GENERAL INFORMATION

Organization

Quintessence Photonics Corporation (the “Company”) was incorporated on November 16, 2000 as a Delaware corporation. The Company is headquartered in Sylmar, California. The Company develops and manufactures high brightness laser diodes and arrays for the industrial, biomedical, defense and printing markets.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred a net loss of $7,777,858 and used $6,574,614 of cash in operations for the year ended December 31, 2005, and had a working capital deficiency of $1,635,421 as of December 31, 2005. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time unless new financing is obtained and a sufficient level of sales is achieved. Management believes that it will be able to attract investors and ultimately develop a product with a level of sales sufficient to support operations.

NOTE 2 -            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted deposits and short-term investments with an original maturity of three months or less.

Inventory

Inventory is valued at lower of cost or market using the first-in, first-out method.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets, which range from 3 to 6 years. Leasehold improvements are amortized over the lesser of the remaining lease term, including renewal periods, or the useful life of the asset, see Note 11.

Impairment of Long-Lived Assets

On January 1, 2002, the Company adopted the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” The adoption of this statement did not have a material effect on the Company’s results of operations or financial condition.

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 -            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Deferred Stock Offering Costs

The Company capitalizes costs incurred related to its offering of common stock until such time as the stock is issued, or the stock offering is abandoned by the Company. These costs include specific incremental costs directly related to its stock offering. At December 31, 2005, deferred offering costs were approximately $41,000 and are included in Other Assets. The offering associated with these costs is anticipated to commence in the second quarter of 2006. As proceeds are received from the offering the deferred offering costs will be charged to additional paid in capital.

Income Taxes

Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is established for the expected future consequences of temporary differences in the financial reporting and tax bases of assets and liabilities. The Company considers future taxable income and ongoing, prudent and feasible tax planning strategies, in assessing the value of its deferred tax assets. If the Company determines that it is more likely than not that these assets will not be realized, the Company will reduce the value of these assets to their expected realizable value, thereby decreasing net income. Evaluating the value of these assets is necessarily based on the Company’s judgment. If the Company subsequently determined that the deferred tax assets, which had been written down, would be realized in the future, the value of the deferred tax assets would be increased, thereby increasing net income in the period when that determination was made.

Revenue Recognition

The majority of the Company’s revenues result from fixed-price contracts with U.S. government agencies. Revenues from fixed-price contracts are recognized under the percentage-of-completion method of accounting, generally based on costs incurred as a percentage of total estimated costs of individual contracts (“cost-to-cost method”). Revisions in contract revenue and cost estimates are reflected in the accounting period as they are identified. Provisions for the entire amount of estimated losses on uncompleted contracts are made in the period such losses are identified. No contracts were determined to be in an overall loss position at December 31, 2005. At December 31, 2005, there was no deferred revenue and approximately $10,774 of unbilled receivable related to these government contracts.

The Company recognizes revenues on product sales, other than fixed-price contracts after shipment of the product to the customer and formal acceptance by the customer has been received. Depending upon the specific agreement with the customer, such acceptance normally occurs subsequent to one or more of the following events: receipt of the product by the customer, installation of the product by the customer.

Accounts receivable are reviewed for collectibiity. When management determines a potential collection problem, a reserve will be established, based on management’s estimate of the potential bad debt. When management abandons all collection efforts it will directly write off the account and adjust the reserve accordingly.

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 -            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Research and Development Costs

Research and development costs are charged to expense when incurred.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

The Company accounts for employee stock options using the intrinsic value method in accordance with Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and its interpretations, and has adopted the disclosure-only alternative of SFAS No. 123, “Accounting for Stock-Based Compensation.” Stock options issued to consultants are accounted for in accordance with the provisions of Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. At December 31, 2005, the Company had one stock option plan, which is described more fully in Note 9. The Company accounts for that plan under the recognition and measurement principles of APB Opinion No. 25.

No option related stock-based employee compensation cost is reflected in net loss, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

For the year ended December 31, 2005, 775,500 options were issued to employees. The pro forma disclosure related to the issuance of these options is as follows

Net loss as reported	($ 7,777,858)
Stock based compensation	(786,870)

Pro forma loss	($ 8,564,728)

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 -            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

No options were granted during 2004, therefore, pro forma disclosure of the fair value method is not applicable and is not presented. The assumptions used in calculating the fair value of the options granted during 2005, using the Black-Scholes option pricing model were: risk free interest rate, 4.47%, expected life, 10 years, expected volatility 70%, no expected dividends.

In addition, during 2005, options to purchase 52,000 shares of common stock were issued to consultants. Each option was valued at $1.12 using and $58,240 was recorded as compensation expense. The Black-Scholes option pricing model use to value these options, using the same assumptions noted in the previous paragraph.

Fair Value of Financial Instruments

The recorded values of cash and cash equivalents, accounts receivable, accounts payable and other current liabilities approximate their fair values based on their short-term nature. The carrying amount of the notes payable at December 31, 2005 approximates fair value because the related effective interest rates on the instruments approximate rates currently available to the Company.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents placed with high credit quality institutions and account receivable due from government agencies. The Company places its cash and cash equivalents with high credit quality financial institutions. From time to time such cash balances may be in excess of the FDIC insurance limit of $100,000.

Major Customers

For the years ended December 31, 2005 and 2004 the Company had three and two major customers, respectively, whose revenue volume comprised approximately 61% and 94%, respectively, of the Company’s total revenue. Total government contract revenue during the years ended December 31, 2005 and 2004 were approximately 45% and 94%, respectively. As of December 31, 2005 the amounts due from government contracts was $15,669 and is included in accounts receivable in the accompanying financial statements.

Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4”. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 -           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

In December 2004, the FASB issued SFAS No.153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment”. Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees.

However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005 and small business issuers will be required to adopt for reporting periods beginning after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and believes the impact of amortization of issued unvested options will not be significant to the Company’s overall results of operations or financial position.

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 -            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

In June 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” a replacement of existing accounting pronouncements. SFAS 154 modifies accounting and reporting requirements when a company voluntarily chooses to change an accounting principle or correct an accounting error. SFAS 154 requires retroactive restatement of prior period financial statements unless it is impractical. Previous accounting guidelines allowed recognition by cumulative effect in the period of the accounting change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, the FASB issued SFAS 155 Accounting for Certain Hybrid Financial Instruments, an amendment of SFAS 133 and 140. These SFAS’s deal with derivative and hedging activities and accounting for transfers and servicing of financial instruments and extinguishment of liabilities. FAS 155 is effective for all financial instruments acquired or issued in an entity’s first fiscal year beginning after September 15, 2006. The Company does not engage in the activities described in these SFAS’s and does not have any intention of engaging in those activities when SFAS 155 becomes effective. The Company has evaluated the impact of the adoption of SFAS 155, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

NOTE 3 -            INVENTORY

Inventory consists of the following at December 31, 2005:

Raw materials	$441,800
Reserve for slow moving and obsolescence	(22,701)

$419,099

NOTE 4 -            CAPITALIZED LOAN FEES

Capitalized loan fees consist of legal fees and other direct costs incurred in obtaining the loans as described in Notes 6 and 7, and are amortized over the life of the loan (two years) using the effective interest method. Amortization expense amounted to $189,741 and $61,085 for the years ended December 31, 2005 and 2004, respectively.

NOTE 5 -            PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2005:

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

		Useful Lives
Computer software	$61,807	3 years
Furniture and fixtures	103,180	6 years
Computer equipment	118,036	3 years
Office equipment	69,362	6 years
Lab and manufacturing equipment	4,305,775	6 years
Leasehold improvements	3,788,949	14 years
	8,447,109
Less accumulated depreciation and amortization	(4,056,090)

Property and equipment, net	$4,391,019

Depreciation and amortization expense related to property and equipment amounted to $1,167,578 and $1,120,164 for the years ended December 31, 2005 and 2004, respectively.

NOTE 6              NOTE PAYABLE RELATED PARTIES

The Company is indebted to the Vice Chairman of the Board of Directors and the Chief Operating Officer of Company under a $500,000 note agreement entered into in November 2005. The note was due January 2006, was extended to April 25, 2006, and has subsequently been paid (See Note 12). Until the note is repaid, monthly interest only payments are required. The interest rate is 10%. The note is secured by all the assets of the Company. The amount outstanding at December 31, 2005 was $500,000. The Company paid a $25,000 loan origination fee to the related parties in accordance with the note agreement. As part of the original loan agreement, the Company granted to the note holders warrants to purchase 320,000 shares of common stock. These warrants were valued at $0.98 per warrant. Accordingly, the Company recorded a loan discount of $313,600 which the Company is amortizing to interest expense over the original life of the loan, of which $156,800 was amortized during the year ending December 31, 2005 and included in interest expense. The accumulated amortization at December 31, 2005 was $156,800, and for financial statement purposes has been reflected as a discount to the note payable

NOTE 7 -           NOTES PAYABLE

As of December 31, 2005, Notes payable consist of the following:

			Net Amount
	Loan Balance	Loan discount	Current portion	Noncurrent portion

(a) Senior Secured Notes	$2,125,797	$(506,940)	$1,396,218	$222,639
(b) Subordinated Secured Convertible Notes	1,280,000	(214,133)	-	1,065,867
	$3,405,797	$(721,073)	$1,396,218	$1,288,506

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(a) Senior Secured Notes Payable

During 2004, the Company issued $3,250,000 of notes payable to Investors. The outstanding principal balance as of December 31, 2004 was $2,413,820 and accrued interest of $74,366. The term of the notes are 24 months, bearing interest at 10% per annum, with no principal and interest payments required for the initial 3 months. The notes are secured by all of the assets of the Company, including its intellectual property. The notes have 1 warrant for every $1.33 of principal, with each warrant being convertible into 1 share of common stock at $3.75 per share. The warrants are immediately vested and have a 6 year term. The Company determined there was no accounting value to be assigned to the warrants, based a calculation using an option pricing model. Of the total notes above $2,500,000 was subscribed to a limited partnership of which an officer of the Company is an owner.

On October 31, 2004, $300,000 of the principal and $13,184 accrued interest was converted into 83,380 shares of Series C preferred stock (see Note 8).

During 2005, five of the seven note holders agreed to modify the terms of their notes. The modifications include deferring principal payments from April 2005 to March 2006, thereafter principal payments will commence until the notes are fully paid in May 2007. In addition, 840,000 warrants were issued to the five note holders who elected to defer principal payments on their loans. The warrants were valued at $0.71 a warrant or $596,400, using an option pricing model and are reflected as a loan discount amount, which is netted against the loan principal balance. The loan discount fee is being amortized over the life of the loan. As of December 31, 2005, the accumulated amortization of the loan discount fee was $89,460.

Subordinated Secured Convertible Notes Payable

During 2005, the Company issued $1,280,000 of subordinated, unsecured notes to 9 note holders. The terms of the notes include interest only payments for 24 months, thereafter the loans will be paid in full over the next twelve months. The loans are secured by all the assets of the Company, but take a secondary position to the Senior Secured Notes, above. The interest rate on the loans is 10%. The loans, at the option of the note holder, may be extended an additional three years, with the same terms as the original three year period. The conversion feature allows the note holder to convert outstanding principal and interest into common stock at a conversion price of $3.75. The conversion price is subject to downward revision upon the occurrence of certain stock offerings.

NOTE 7 -           NOTES PAYABLE - CONTINUED

In addition, the Company issued 320,000 warrants in connection with this debt offering. The warrants were valued at $0.73 a warrant or $233,600, using an option pricing model and are reflected as a loan discount amount, which is netted against the loan principal balance. The loan discount fee is being amortized over the life of the loan. As of December 31, 2005, the accumulated amortization was $19,467.

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

The aggregate maturities of long-term debt for each of the next three years are as follows as of December 31, 2005:

December, 31	Amount

2006	$1,396,218
2007	1,049,579
2008	960,000
$3,405,797

NOTE 8 -            STOCKHOLDERS’ EQUITY

Common Stock

At December 31, 2005, the Company had one class of common stock with a par value of $0.0001 per common share. The initial capitalization of the Company consisted of the issuance of 5,000,000 common shares to the Company’s founders. In August 2005, the Company amended its articles of incorporation increasing the authorized common shares from 28,900,000 to 50,000,000 shares

Common stock issued for cash

During 2005, 311,000 shares of common stock were issued for cash. 221,000 shares were sold for $1.00 and 90,000 shares were issued when options were exercised at $0.36 per share.

Common stock to be issued for proxy vote

On an action by unanimous written consent of the Board of Directors of the Company dated October 10, 2005, the Company approved the procedure of obtaining commitments from its preferred stockholders to ensure it had enough proxy votes to facilitate an anticipated reverse merger. As such, during 2005 the Company offered to its Preferred Stockholders, at the stockholder’s election, the ability to receive one share of common stock for each share of preferred stock owned. In order for the stockholder to elect this offer, the stockholder committed by proxy to vote for an anticipated reverse merger with a public company. As a result of this offer and acceptance by the preferred stockholders, 7,160,111 shares of common stock will be required to be issued by the company.

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 8 -            STOCKHOLDERS’ EQUITY - CONTINUED

The Company also offered to the Preferred C Stockholders who took advantage of the offer mentioned in the above paragraph, in exchange for a signed proxy, the choice of adjusting the exercise price of their warrants from $3.75 to $1.25 or to exchange their warrants for Company Common Stock in the ratio of three shares of common stock for every four warrants held. As a result of this offer, 1,498,311 shares of common stock will be required to be issued by the company.

The Company determined that the common stock to be issued to the preferred stockholders in exchange for their proxy should be accounted for as a preferred stock dividend, with the value of the transaction being the fair value of the common stock to be issued.. Fair value was determined based on the offering price per common share of the private placements which occurred subsequent to year end. See Note 12. As of December 31, 2005 the shares had not been issued and are reflected as shares to be issued in the accompanying financial statements.

At December 31, 2005, the Company had 3,172,203 shares of $0.0001 par value Series A convertible voting preferred stock (“Series A”) outstanding, 2,525,468 shares of $0.0001 par value Series B convertible voting preferred stock (“Series B”) outstanding and 1,597,975 shares of $0.0001 par value Series C preferred stock (“Series C”) outstanding.

During 2005, 352,851 share of Preferred Stock C were issued for $1,160,864.

Terms of the convertible preferred stock are as follows:

Dividends - The holders of outstanding Series A, B and C are entitled to receive, when and if declared by the Board of Directors, non-cumulative dividends at a rate of $0.23, $0.25, and $0.25 per share, respectively, as adjusted for any stock dividends, stock splits, recapitalization or similar events, payable in preference and priority to any distribution on common stock.

Liquidation Preference - In the event of liquidation, dissolution or winding up of the Company, either voluntary or involuntary, distributions to the stockholders of the Company shall be according to the following terms. The holders of Series A, B and C are entitled to receive prior and in preference to any distribution of any assets or property of the Company to holders of common shares an amount equal to $2.8466 per share for Series A, $3.11898 for Series B, and $3.75 for Series C, plus any declared and unpaid dividends. After payment has been made to the holders of Series A, B and C, the remaining assets and funds of the Company are available to be distributed among the holders of common stock and Series A, B and C on the basis of number of shares of common then outstanding and issuable upon conversion of Series A, B and C.

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 8 -            STOCKHOLDERS’ EQUITY - CONTINUED

Voting Rights - The holders of Series A, B and C are entitled to the number of votes equal to the number of common shares into which each share of Series A, B and C could be converted on the record date with the same voting rights and powers equal to the voting rights and powers of the common stockholders. The holders of Series A, B and C shall be entitled to elect two directors. The holders of common stock shall be entitled to elect three directors.

Conversion - The holders of Series A, B and C have conversion rights into common shares at the option of the holder at any time after the issuance of such share. Each Series A, B and C shares shall be automatically converted into common shares upon approval by vote or written consent of holders of more than 62⅔% of the total number of shares of Series A, B and C then outstanding. The number of shares of fully paid and non-assessable common into which each Series A, B and C may be converted can be determined by dividing the number of preferred shares by the Series A, B and C conversion price. The Series A, B and C conversion price shall initially be $2.8466, $3.11898 and $3.75, respectively, subject to adjustment for any stock dividends, stock splits, recapitalization or similar events. Each Series A, B and C shares shall automatically convert into common shares upon effectiveness of an initial public offering, as defined, if the offering is less than $8.54 per share, as adjusted for any stock dividends, stock splits, recapitalization or similar events, and at a gross aggregate offering size of not less than $25,000,000.

As long as at least 1,500,000 shares of Series A are outstanding, the Company shall not, without obtaining the affirmative vote or written consent of the holders of not less than a 60% of the outstanding Series A or 66⅔% of the outstanding Series B or 66⅔% of the outstanding Series C, vote separately as a class regarding amendments to the Articles of Incorporation, authorize any other class of shares which would have preference over the Series A, B and C, license any of its core technology on an exclusive basis, sell, conveyor otherwise dispose of or encumber all or substantially all of its property or assets, or merge or consolidate with or into any other corporation. The above shall not apply in the event that the merger transaction yields an amount for each Series A and B equal to or greater than $14.24 per share, as adjusted for any stock dividends, stock splits, recapitalization or similar events.

NOTE 9 -            STOCK OPTIONS AND WARRANTS

In July 2001, the Company’s Board of Directors approved the 2001 Stock Option Plan (the “2001 plan”) under which certain employees, directors, officers and independent contractors may be granted options to purchase up to an aggregate of 1,215,295 shares of Company’s common shares. In May 2004, the 2001 plan was amended to increase the number of options which may be granted to 2,555,295. The options vest over a four-year period. The weighted-average estimated fair value of options granted in 2005 and 2004 was $1.02 and $0.056, respectively.

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 9 -            STOCK OPTIONS AND WARRANTS - CONTINUED

A summary of the Company’s stock option activity follows:

	Number of Options	Range of Exercise Price	Weighted Average Exercise

Options outstanding at January 1, 2004	875,400	$0.38	$0.38
Granted	490,900	0.38	0.38
Exercised	(15,000)	0.38	0.38
Cancelled	(79,800)	0.38	0.38

Options outstanding at December 31, 2004	1,271,500	0.29 to 0.38	0.38
Granted	827,500	0.38 to 1.25	0.49
Exercised	(90,000)	0.38	0.38
Cancelled	(43,750)	0.38	0.38

Options outstanding at December 31, 2005	1,965,250	0.29 to 1.25	0.40

Options exercisable at December 31, 2005	1,935,250	0.29 to 1.25	0.40

The following table summarizes information regarding options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
Number Outstanding	Range of Exercise Prices	Weighted- Remaining Contractual Life in Years	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price

1,965,250	$0.29-$1.25	8.12	$0.40	1,935,250	$0.40

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 9 -            STOCK OPTIONS AND WARRANTS - CONTINUED

The Company has 4,514,431 warrants outstanding at December 31, 2005 with an exercise price ranging from $1.25 to $3.75

A summary of the Company’s warrant activity follows:

Number of Warrants

Warrants at January 1, 2004	-
Granted	4,305,186
Exercised
Cancelled
Warrants outstanding at December 31, 2004	4,305,186
Granted	2,207,033
Exchanged for stock to be issued	(1,997,788)
Cancelled

Warrants outstanding at December 31, 2005	4,514,431

NOTE 10 -         INCOME TAXES

At December 31, 2005, the Company had available Federal and state net operating loss carryforwards to reduce future taxable income. The amounts available were approximately $20,000,000 for Federal and for state purposes. The Federal carryforward expires in 2025 and the state carryforward expires in 2010. Given the Company’s history of net operating losses, management has determined that it is more likely than not the Company will not be able to realize the tax benefit of the carryforwards.

Accordingly, the Company has not recognized a deferred tax asset for this benefit. Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards will recognize a deferred tax asset at that time.

Significant components of the Company’s deferred income tax assets as of December 31, 2005 are as follows:

Deferred income tax asset:
Net operating loss carryforward	$6,800,000
Valuation allowance	(6,800,000)
Net deferred income tax asset	$-

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 10 -         INCOME TAXES - CONTINUED

Reconciliation of the effective income tax rate to the U.S. statutory rate is as follows:

	Year Ended
	December 31,
	2005	2004

Tax expense at the U.S. statutory income tax	(34.00)%	(34.00)%
Increase in the valuation allowance	34.00%	34.00%
Effective tax rate	—%	—%

NOTE 11 -          COMMITMENTS AND CONTINGENCIES

Operating Leases

On June 1, 2001, the Company signed an operating lease for office, research and development, and manufacturing space. The lease term is 60 months beginning June 1, 2001. The lease provides for two 5-year renewal terms. On August 22, 2005, the original lease was amended to extend the lease term to May 2016 and includes on 5 year renewal term. The Company also leases a vehicle under an operating lease. The Company has made a substantial investment in leasehold improvements based upon its ability to renew its lease for the periods shown above. The table below includes an estimate for estimated renewals.

The future minimum lease commitments are as follows as of December 31, 2005:

Year Ended December 31	Amount

2006	279,544
2007	304,957
2008	304,957
2009	304,957
2010	304,957
Thereafter	1,651,851

Total minimum lease payments	$3,151,223

Rent expense for the years ended December 31, 2005 and 2004 was approximately $321,018 and $290,700, respectively.

QUINTESSENCE PHOTONICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 11 -          COMMITMENTS AND CONTINGENCIES - CONTINUED

During 2005 and 2004, the Company subleased a portion of its leased office, research and development, and manufacturing space under three separate subleases. The three sublease terms were 24 months beginning January 8, 2003, a month-to-month beginning April 1, 2004, and a month-to-month that began in January 2002. The sublease which commenced January 8, 2003 has converted to a month-to-month lease beginning January 2006. Rental income for the years ended December 31, 2005 and 2004 was $88,452 and $72,831, respectively. Rental income is included in other income.

Employee Benefit Plan

The Company established a defined contribution plan allowing eligible employee income deferrals as permitted by Section 401 (k) of the Internal Revenue Code effective January 1, 2002. This plan covers substantially all full-time employees after minimum service requirements are met. The Company contributes a percentage of participants’ cash contribution subject to certain limits. The defined contribution plan expense for the years ended December 31, 2005 and 2004 was approximately $74,500 and $55,300, respectively

NOTE 12            SUBSEQUENT EVENTS

From January 1, 2006 through April 20, 2006, the Company has received approximately $5,686,000 from two private placements of 4,549,104 shares of common stock.. The net proceeds approximated $4,880,000. The first private placement sold 572,526 units for $5.00 per unit. Each unit consisted of 4 shares of common stock and one warrant for $1.50. The second offering sold 2,259,000 of stock at $1.25. The second offering is still open and the Company has the ability to sell up to 5,600,000 shares at $1.25.

The related party note of $500,000 , see Note 6, was repaid in full in April 2006.

On May 12, 2006, the Company was party to a share exchange with a public corporation. The public corporation’s name was Planning Force, Inc. (PLI). Upon completion of the share exchange PLI changed its name to QPC Lasers, Inc. (QLI). The terms of the share exchange required QLI to issue one share of QLI shares for each of the Company’s shares outstanding. In addition, all options, warrants and convertible notes (Derivative Security) that may be exercised or converted into Company shares shall be exchanged for Derivative Securities that may be exercised or converted into QLI Shares. The number of QLI Shares underlying the new QLI Derivative Security will equal the number of QLI Shares that would have been issued to Company security holder, had he exercised or converted the Company Derivative Security into Company shares immediately prior to the Closing. As a result of the share exchange, Company shareholders owned 87% of QLI after the closing. Consequently, QLI experienced a change in control and the reporting entity will be the Company. The share exchange will result in QLI owning 98% of the outstanding shares of the Company. The transaction will be accounted for as a reverse merger (recapitalization) with the Company deemed to be the accounting acquirer.